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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-3 of our report dated February 2, 2000, with respect to the consolidated financial statements of Genta Incorporated and its subsidiaries appearing in the Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                                /s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
November 16, 2000